AMENDMENT NO. 2 TO FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment No. 2 to Fund of Funds Investment Agreement (this “Amendment”), dated as of July 15, 2026, is made by and between each Acquiring Fund listed on Schedule A of the Agreement, severally and not jointly (each, an “Acquiring Fund”) and each Acquired Fund listed on Schedule A of the Agreement, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”). Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

    WHEREAS, the Acquired Funds and the Acquiring Funds are parties to that certain Participation Agreement dated effective January 2, 2024, as amended (the “Agreement”);

WHEREAS, the parties agree to revise Schedule A setting forth the Funds covered by the Agreement; and

WHEREAS, the parties now desire to modify the Agreement as provided herein.

    NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), and intending to be legally bound, the parties agree as follows:

1.Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first listed above.

AMERICAN CENTURY ETF TRUST, on behalf of each Acquired Fund listed on Schedule A, Severally and Not Jointly By: /s/ Margie Morrison Name: Margie Morrison Title: Senior Vice President	EA SERIES TRUST, on behalf of each Acquiring Fund listed on Schedule A, Severally and Not Jointly By: /s/ Michael D. Barolsky Name: Michael D. Barolsky Title: Vice President & Secretary

SCHEDULE A
Parties to the Agreement

Acquiring Funds		Acquired Funds
Sequoia Global Value ETF (SFGV)	→	Avantis Real Estate ETF (AVRE)
Sequoia Global Value ETF (SFGV)	→	Avantis Emerging Markets Value ETF (AVES)
Alpha Architect US Equity 4 ETF (AAUB)	→	Avantis Emerging Markets Value ETF (AVES)

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